Exhibit 99.1

FOR IMMEDIATE RELEASE                Contact:
Mike Van Handel
+1.414.906.6305
michael.vanhandel@manpowergroup.com

ManpowerGroup Reports 1st Quarter 2016 Results

MILWAUKEE, April 21, 2016 -- ManpowerGroup (NYSE: MAN) today reported that net earnings for the three months ended March 31, 2016 were $71.7 million, or 98 cents per diluted share, compared to net earnings of $65.7 million, or 83 cents per diluted share, a year earlier. Revenues for the first quarter were $4.6 billion, an increase of 1% from the prior year period.
Financial results in the quarter were impacted by the stronger US dollar relative to several foreign currencies compared to the prior year period. On a constant currency basis, revenues increased 5% and earnings per share increased 22%. Earnings per share in the quarter were negatively impacted 3 cents by changes in foreign currencies compared to the prior year.
Jonas Prising, ManpowerGroup Chairman & CEO, said, “We are pleased with our performance in the 1st quarter, starting the year on a positive note. The global environment continues to be uneven, with some countries continuing on their path of slow and steady growth and others struggling to gain traction.
“This is the kind of environment where our workforce solutions can be instrumental in helping companies execute their business strategies, and at the same time provide millions of job seekers with opportunities for quality employment. We are committed to delivering outstanding service quality to our clients and candidates, helping them succeed in an uncertain environment.
“We anticipate second quarter earnings per share will range between $1.47 to $1.55, which includes an estimated unfavorable currency impact of 2 cents.”
In conjunction with its first quarter earnings release, ManpowerGroup will broadcast its conference call live over the Internet on April 21, 2016 at 7:30 a.m. CDT (8:30 a.m. EDT). Interested parties are invited to listen to the webcast and view the presentation by logging on to http://www.manpowergroup.com in the section titled “Investor Relations.”
Supplemental financial information referenced in the conference call can be found at http://www.manpowergroup.com in the section titled “Investor Relations.”

About ManpowerGroup

ManpowerGroup® (NYSE: MAN) is the world’s workforce expert, creating innovative workforce solutions for nearly 70 years. As workforce experts, we connect more than 600,000 people to meaningful work across a wide range of skills and industries every day. Through our ManpowerGroup family of brands - Manpower®, Experis®, Right Management® and ManpowerGroup® Solutions - we help more than 400,000 clients in 80 countries and territories address their critical talent needs, providing comprehensive solutions to resource, manage and develop talent. In 2016, ManpowerGroup was named one of the World’s Most Ethical Companies for the sixth consecutive year and one of Fortune’s Most Admired Companies, confirming our position as the most trusted and admired brand in the industry. See how ManpowerGroup makes powering the world of work humanly possible: www.manpowergroup.com.

Forward-Looking Statements
This news release contains statements, including earnings projections, that are forward-looking in nature and, accordingly, are subject to risks and uncertainties regarding the Company’s expected future results. The Company’s actual results may differ materially from those described or contemplated in the forward-looking statements. Factors that may cause the Company’s actual results to differ materially from those contained in the forward-looking statements can be found in the Company’s reports filed with the SEC, including the information under the heading ‘Risk Factors’ in its Annual Report on Form 10-K for the year ended December 31, 2015, which information is incorporated herein by reference.

###

ManpowerGroup
Results of Operations
(In millions, except per share data)

	Three Months Ended March 31
			% Variance
			Amount	Constant
	2016	2015	Reported	Currency
	(Unaudited)
Revenues from services (a)	$4,587.7	$4,542.2	1.0%	5.2%
Cost of services	3,813.9	3,780.2	0.9%	5.2%
Gross profit	773.8	762.0	1.5%	5.2%
Selling and administrative expenses	642.1	639.2	0.5%	4.0%
Operating profit	131.7	122.8	7.2%	11.2%
Interest and other expenses	12.7	10.6	19.1%
Earnings before income taxes	119.0	112.2	6.1%	9.9%
Provision for income taxes	47.3	46.5	1.8%
Net earnings	$71.7	$65.7	9.2%	13.3%
Net earnings per share - basic	$0.98	$0.83	18.1%
Net earnings per share - diluted	$0.98	$0.83	18.1%	21.7%
Weighted average shares - basic	72.8	78.7	-7.5%
Weighted average shares - diluted	73.5	79.6	-7.7%

(a) Revenues from services include fees received from our franchise offices of $5.2 million and $5.5 million for the three months ended March 31, 2016 and 2015, respectively. These fees are primarily based on revenues generated by the franchise offices, which were $227.8 million and $249.9 million for the three months ended March 31, 2016 and 2015, respectively.

ManpowerGroup
Operating Unit Results
(In millions)

	Three Months Ended March 31
			% Variance
			Amount	Constant
	2016	2015	Reported	Currency
	(Unaudited)
Revenues from Services:
Americas:
United States (a)	$703.1	$725.1	-3.0%	-3.0%
Other Americas	342.8	359.3	-4.6%	18.7%
	1,045.9	1,084.4	-3.6%	4.2%
Southern Europe:
France	1,078.8	1,040.8	3.7%	5.5%
Italy	263.1	270.1	-2.6%	-0.8%
Other Southern Europe	345.8	331.8	4.2%	5.8%
	1,687.7	1,642.7	2.7%	4.5%
Northern Europe	1,213.9	1,217.7	-0.3%	4.1%
APME	576.2	533.1	8.1%	12.1%
Right Management	64.0	64.3	-0.6%	2.3%
	$4,587.7	$4,542.2	1.0%	5.2%
Operating Unit Profit:
Americas:
United States	$22.8	$17.4	30.6%	30.6%
Other Americas	11.6	12.8	-9.1%	12.9%
	34.4	30.2	13.8%	23.1%
Southern Europe:
France	47.2	50.3	-6.1%	-5.4%
Italy	16.1	14.0	15.4%	16.6%
Other Southern Europe	8.4	8.0	5.0%	4.9%
	71.7	72.3	-0.7%	—
Northern Europe	32.5	30.0	8.3%	11.4%
APME	19.3	18.8	2.4%	5.9%
Right Management	9.5	5.6	69.0%	71.5%
	167.4	156.9
Corporate expenses	(26.7)	(26.7)
Intangible asset amortization expense	(9.0)	(7.4)
Operating profit	131.7	122.8	7.2%	11.2%
Interest and other expenses (b)	(12.7)	(10.6)
Earnings before income taxes	$119.0	$112.2

(a) In the United States, revenues from services include fees received from our franchise offices of $3.4 million for both the three months ended March 31, 2016 and 2015. These fees are primarily based on revenues generated by the franchise offices, which were $160.8 million and $168.7 million for the three months ended March 31, 2016 and 2015, respectively.

(b) The components of interest and other expenses were:
	2016	2015
Interest expense	$9.5	$8.0
Interest income	(0.7)	(0.5)
Foreign exchange losses	0.9	0.7
Miscellaneous expenses, net	3.0	2.4
	$12.7	$10.6

ManpowerGroup
Consolidated Balance Sheets
(In millions)

	Mar. 31	Dec. 31
	2016	2015
	(Unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$747.6	$730.5
Accounts receivable, net	4,308.3	4,243.0
Prepaid expenses and other assets	128.2	119.0
Total current assets	5,184.1	5,092.5
Other assets:
Goodwill	1,275.6	1,257.4
Intangible assets, net	321.7	326.5
Other assets	612.6	694.0
Total other assets	2,209.9	2,277.9
Property and equipment:
Land, buildings, leasehold improvements and equipment	611.9	585.4
Less: accumulated depreciation and amortization	457.8	438.3
Net property and equipment	154.1	147.1
Total assets	$7,548.1	$7,517.5
LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
Accounts payable	$1,819.9	$1,659.2
Employee compensation payable	172.9	211.4
Accrued liabilities	461.2	483.7
Accrued payroll taxes and insurance	542.6	613.8
Value added taxes payable	424.8	438.7
Short-term borrowings and current maturities of long-term debt	29.6	44.2
Total current liabilities	3,451.0	3,451.0
Other liabilities:
Long-term debt	850.0	810.9
Other long-term liabilities	572.4	563.1
Total other liabilities	1,422.4	1,374.0
Shareholders' equity:
ManpowerGroup shareholders' equity
Common stock	1.2	1.2
Capital in excess of par value	3,195.9	3,186.7
Retained earnings	2,037.7	1,966.0
Accumulated other comprehensive loss	(265.7)	(286.0)
Treasury stock, at cost	(2,364.2)	(2,243.2)
Total ManpowerGroup shareholders' equity	2,604.9	2,624.7
Noncontrolling interests	69.8	67.8
Total shareholders' equity	2,674.7	2,692.5
Total liabilities and shareholders' equity	$7,548.1	$7,517.5

ManpowerGroup
Consolidated Statements of Cash Flows
(In millions)

	Three Months Ended
	March 31
	2016	2015
	(Unaudited)
Cash Flows from Operating Activities:
Net earnings	$71.7	$65.7
Adjustments to reconcile net earnings to net cash provided by operating activities:
Depreciation and amortization	21.3	18.7
Deferred income taxes	14.4	18.2
Provision for doubtful accounts	4.1	5.3
Share-based compensation	7.2	6.7
Excess tax benefit on exercise of share-based awards	(0.1)	(0.2)
Changes in operating assets and liabilities, excluding the impact of acquisitions:
Accounts receivable	44.2	(54.3)
Other assets	90.0	(68.2)
Other liabilities	(88.2)	30.4
Cash provided by operating activities	164.6	22.3
Cash Flows from Investing Activities:
Capital expenditures	(16.6)	(9.9)
Acquisitions of businesses, net of cash acquired	(13.8)	(10.1)
Proceeds from sales of investments, property and equipment	0.4	0.3
Cash used in investing activities	(30.0)	(19.7)
Cash Flows from Financing Activities:
Net change in short-term borrowings	(9.9)	3.4
Proceeds from long-term debt	—	0.1
Repayments of long-term debt	(5.9)	(1.2)
Proceeds from share-based awards and other equity transactions	2.4	12.2
Other share-based award transactions, net	(3.2)	(7.6)
Repurchases of common stock	(117.7)	(39.6)
Cash used in financing activities	(134.3)	(32.7)
Effect of exchange rate changes on cash	16.8	(41.5)
Change in cash and cash equivalents	17.1	(71.6)
Cash and cash equivalents, beginning of period	730.5	699.2
Cash and cash equivalents, end of period	$747.6	$627.6